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EXHIBIT 3.1

ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)
STATE OF NEVADA
Secretary of State

(For filing office use)

1.   NAME OF CORPORATION:  PACIFIC CART SERVICES LTD.

2.   REGISTERED AGENT:

     Name of registered agent:  Michael J. Morrison, Esq.

     Street Address:            1025 Ridgeview Drive
                                Suite 400
                                Reno, Nevada   89509

3.   SHARES:

     Number of shares with par value 100,000,000 par value:
     $.001 Number of shares without par value 0

4.   GOVERNING BOARD:  shall be styled by Directors

     The FIRST BOARD OF DIRECTORS shall consist of four members and the names and addresses are as follows:

     James F. Oste
     636 Dufferin Avenue
     Winnipeg, Manitoba  R2W 2Z2 Canada

     Steven J. Duff
     20243 40th Avenue
     Langley, British Columbia V3A 2W8 Canada

     Robert Kinloch
     2501 Lansdowne Avenue
     Saskatoon, Saskatchewan S7J 1H3 Canada

     The affairs of the Corporation shall be managed by or under the authority of the Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of the directors shall be protected from personal liability to the fullest extent permitted by applicable law.


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5.   PURPOSE:  (Not applicable)

6. The initial primary business address is as follows until such time as the Company establishes another principal place of business.

                       1275 K Street, N.W.
                       Suite 1101
                       Washington, D.C.  20005

7.   SIGNNATURE OF INCORPORATORS:

     W. Kwame Anthony
     1275 K Street, N.W.
     Suite 1101
     Washington, D.C.   20005


                                 ________________________________
                                 Signature

District of Columbia

This instrument was acknowledge before me on ______________________, 19___, by ______________________________ (Name of Person)

As incorporator of Pacific Cart Services Ltd.


                                _________________________________
                                Notary Public Signature

(affix notary stamp or seal)